AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 23rd day of  July, 2013, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the Agreement on behalf of the series; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby superseded and replaced with Amended Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Coldstream

Amended Exhibit W to the Advisors Series Trust Fund Administration Servicing Agreement

Name of Series
Coldstream Dividend Growth Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at July, 2013

Annual Fee Based Upon Average Net Assets Per Fund*
___ basis points on the first $___ million
___ basis points on the next $___ million
___ basis points on the balance
Minimum annual fee:  $___ per fund
▪ Additional fee of $___ for each additional class
▪ Additional fee of $___ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily performance reporting
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees*
▪ $___ /fund (subject to change based on Board review and approval)
▪ $___ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

* Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit W.
Coldstream Capital Management, Inc.

By: /s/ Erika Yelle

Printed Name: Erika Yelle         Title: CCO

Date: 8/20/2013

Coldstream

Amended Exhibit W (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July, 2013

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ ___ basis point on assets
▪ $___ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $___ /project
▪ Subsequent new share class launch – $___ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $___ /fund per year
▪ Setup – $___ /fund group
▪ Data Feed  – $___ /security per month

Section 15(c) Reporting
▪ $___ /fund per report – first class
▪ $___ /additional class report

Equity Attribution
▪ $___ first user
▪ $___ 2nd user
▪ $___ thereafter
▪ Plus, $___ - $___ annually

Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to ___ non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes ___ access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover

Annual Fee
▪ $___ /year (includes ___ external users)
▪ $___ /year per additional user
▪ $___ implementation/setup fee

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $___ /CUSIP per month
▪ Setup – $___ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $___ setup /FTP site

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $___ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Coldstream	3